UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2012

Malvern Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	001-34051	38-3783478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)   An Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Federal Bancorp, Inc. (the “Company”) was held on February 9, 2012.

(b)   There were 6,102,500 shares of common stock of the Company eligible to be voted at the Annual Meeting and 5,845,544 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES

Joseph E. Palmer	4,597,545	854,140	393,859
Therese Woodman	4,599,545	852,140	393,859
John B. Yerkes, Jr.	4,597,345	854,340	393,859

2.           To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2012.

FOR	AGAINST	ABSTAIN

5,613,122	24,779	207,643

Each of the Company’s nominees were elected as directors, and the proposal to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2012 was adopted by the shareholders of the Company at the Annual Meeting.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN FEDERAL BANCORP, INC.

Date: February 13, 2012	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer